Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-K of Top Flight Game Birds, Inc., for the year ending February 28, 2009, I, Rhonda Heskett, Chief Executive Officer and Chief Financial Officer of Top Flight Game Birds, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report of Form 10-K for the year ending February 28, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-K for the year ended February 28, 2009, fairly represents in all material respects, the financial condition and results of operations of Top Flight Game Birds, Inc.

Date: June 9, 2009

Top Flight Game Birds, Inc.

By: /s/ Rhonda Heskett
Rhonda Heskett Chief Executive Officer, Chief Financial Officer